Exhibit 10.24

DATED

Deed of variation of loan agreement

between

FINTECH SCION LIMITED

and

SHALOM DODOUN

This deed is dated 22nd of March 2024

Parties

(1)	Fintech Scion Limited incorporated and registered in England and Wales with company number 13033865 whose registered office is at 1-2 Charterhouse Mews, London, United Kingdom, EC1M 6BB (Borrower)

(2)	Shalom Dodoun of 1 Embassy Court, 45 Wellington Road, NW8 9SX, London UK (Lender)

BACKGROUND

(A)	The Borrower and Lender are parties to a Loan Agreement dated 13 July 2022 (Agreement).

(B)	The parties therefore wish to amend the Agreement as set out in this deed with effect from the date of this deed (Variation Date).

Agreed terms

1.	Terms defined in the Agreement

In this deed, expressions defined in the Agreement and used in this deed have the meaning set out in the Agreement unless otherwise defined. The rules of interpretation set out in the Agreement apply to this deed.

2.	Variation

2.1	With effect from the Variation Date, the parties agree the following amendments to the Agreement:

a)	Clause 2 The Facility	The Total Facility amount is amended to read as “£597,258.09”
b)	Clause 4 Draw Down

This clause shall be amended as follows :

“Subject to the provisions of this agreement, the Loan has drawn down to the Borrower in the following tranches:

(a)   The sum of £71,016.31 on 18 December 2020;

(b)   The sum of £19,300 on 1 February 2021;

(c)   The sum of £8,689 on 3 February 2021;

(d)   The sum of £100,000 on 12 March 2021;

(e)   The sum of £20,000 on 25 March 2021;

(f)   The sum of £8,790 on 2 April 2021;

(g)   The sum of £52,709 on 17 November 2021;

(h)   The sum of £234,880.52 on 21 March 2022 and

(i)    The sum of £81,873.26 on 1 April 2022.

2.2	Except as set out in clause 2.1, the Agreement will continue in full force and effect.

2.3	To the extent of any conflict between the terms of the Agreement and this deed, the terms of this deed will prevail.

3.	Governing law

This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation is be governed by and will be interpreted in accordance with the law of England and Wales.

4.	Jurisdiction

4.1	Each party irrevocably agrees that the courts of England and Wales will have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by Fintech Scion Limited acting by Natalie Kastberg
Director

Executed as a deed by Shalom Dodoun

4